UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 7, 2017
(Date of earliest event reported)

TECH DATA CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive
Clearwater, Florida, 33760
(Address of principal executive offices)

727-539-7429
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Amended Grant Agreements under the 2009 Equity Incentive Plan of Tech Data Corporation
On March 7, 2017, the Compensation Committee of the Board of Directors approved amended forms of grant agreements under Tech Data Corporation’s 2009 Equity Incentive Plan. The amended form grant agreements include a Restricted Stock Unit Grant Agreement (the “RSU Grant Agreement”) and a Performance-Based Restricted Stock Unit Grant Agreement (the “PBRSU Grant Agreement”).  The amended RSU Grant Agreement provides for accelerated vesting of the applicable grant if a Participant’s qualifying retirement occurs on or after one year from the grant date.   The PBRSU Grant Agreement was amended to conform to the definition for a qualifying retirement in the RSU Grant Agreement.
The above description of the RSU Grant Agreement and PBRSU Grant Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the RSU Grant Agreement and PBRSU Grant Agreement, which are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

EXHIBIT NO.	DESCRIPTION

10.1	Restricted Stock Unit Grant Agreement

10.2	Performance-Based Restricted Stock Unit Grant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: March 10, 2017	/s/ David R. Vetter
David R. Vetter
Executive Vice President,
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restricted Stock Unit Grant Agreement
10.2	Performance-Based Restricted Stock Unit Grant Agreement